UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022  (July 20, 2022)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

9 East Park Court

Old Bethpage, New York 11804

Address of Principal Executive Offices, Including Zip Code

516-586-5643

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01  Regulation FD Disclosure.

On July 25, 2022, the Company issued a press release entitled “Bion’s New Technology Will Make Beef Sustainable and Profitable for Cattle Feeders & Ranchers” related to execution of an LOI between Ribbonwire Ranch (“RWR”), Dalhart, Texas and the Company (“LOI”) which press release has been placed on the Investors page of our website.

Item 8.01  Other Events.

On July 20, 2022, the Company entered into a LOI with Ribbonwire Ranch (Dalhart, Texas) setting forth the parties’ intention to negotiate a joint venture agreement (“JVA”) and enter into a joint venture (“JV”) to develop and operate an initial 15,000 head integrated, sustainable beef facility on RWR property (“Dalhart Project”) including:

a)	innovative cattle barns (with slatted floors to facilitate movement of manure to the anaerobic digester and potentially solar PV generation on the rooftops),
b)	‘customized’ anaerobic digestion systems (including pretreatment to increase renewable natural gas (‘RNG’) production and an RNG cleaning system to allow pipeline sales and monetization of related environmental credits which cleaning system will include capture/recycling of the CO2),
c)	a Bion 3G Tech system (which will utilize the recycled CO2 to increase ammonium bicarbonate recovery) for the production of ammonium bicarbonate fertilizer for use in organic crop production (plus residual solids and clean water),
d)	together with required utilities, roads, support and storage buildings, etc.

which JV will include provide for expansion of the Dalhart Project up to 60,000 head of cattle, in aggregate, located at/around/contiguous to the initial facilities on RWR property. See Exhibit 10.1 which sets forth the LOI in its entirety.

The opportunity presented by the LOI to commercialize the Company’s 3G Technology and business model matured more quickly than anticipated (reflecting strong industry and public momentum in favor of verifiably sustainable food ventures). As a result, we have shifted our plans to focus resources and make our initial 15,000 head operation in Dalhart, TX a reality as soon as possible.

To place the LOI and the Dalhart Project in the context of Company’s business plan (and our existing public disclosure), if the contemplated JV moves forward on the timelines it contains, active development of the Dalhart Project will commence early in the second quarter of 2023.

Prior to such activity, the Company intends to construct and operate the initial phase of the previously announced 3G Tech demonstration project near Fair Oaks, Indiana: i) to validate our existing data and modeling at commercial scale and ii) to optimize the Bion 3G Tech module for finalization of design parameters and fabrication details of our planned 15,000 head commercial facilities (including the Project outlined in the LOI). For the purposes of this initial phase, the Company, in order to accelerate the data acquisition phase, intends to utilize anaerobic digester effluent from the nearby/contiguous Fair Oaks dairy. Construction and related activities of this demonstration project have commenced with main module assembly targeted for the Fall of 2022 followed by operations through the first quarter of 2023 to generate the required information. Thereafter, the Company will evaluate what, if any, additional facilities and testing will take place at that location.

The Company anticipates that it will negotiate additional letters of intent and enter into additional joint ventures related to the development of further commercial-scale sustainable beef projects over the next 6-18 months in addition to the Dalhart Project.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter of Intent with Ribbonwire Ranch (July 20, 2022)
99.1	Release titled “Bion’s New Technology Will Make Beef Sustainable and Profitable for Cattle Feeders & Ranchers” (June 25, 2022)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

	By:	/s/ Mark A. Smith
Date: July 27, 2022		Mark A. Smith, President